Exhibit 10.34

AMENDMENT NO. 8 TO LEASE

THIS AMENDMENT NO. 8 TO LEASE (this “Amendment”) dated as of June 23, 2016 is entered into between SSCOP PROPERTIES LLC, a Delaware limited liability company (“Landlord”) and OCULUS INNOVATIVE SCIENCES, INC., a Delaware corporation (“Tenant”).

THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

A.       Landlord (successor in interest to 1125-1137 North McDowell, LLC, a Delaware limited liability company, successor in interest to RNM Lakeville, L.P., a California limited partnership) and Tenant (formerly known as MicroMed Laboratories, Inc., a California corporation) previously entered into that certain Lease dated October 26, 1999, as amended by that certain Amendment No. 1 to Lease dated September 15, 2000, as amended by that certain Amendment No. 2 to Lease dated July 29, 2005, as amended by that certain Amendment No. 3 to Lease dated August 23, 2006, as amended by that certain Amendment No. 4 to Lease dated September 13, 2007, as amended by that certain Amendment No. 5 to Lease dated May 18, 2009, as amended by that certain Amendment No. 6 to Lease dated April 26, 2011, as amended by that certain Amendment No. 7 to Lease dated October 10, 2012 (collectively, the “Lease”), pursuant to which Landlord leases to Tenant approximately Thirteen Thousand, Eight Hundred Forty (13,840) rentable square feet of space at 1129 North McDowell Boulevard, Petaluma, California 94954 (the “Premises”) located at 1125-1137 North McDowell Boulevard in Petaluma, California 94954 (the “Building”), as more particularly described in the Lease. The capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings given to such terms in the Lease.

B.       Landlord and Tenant now desire to amend the Lease as provided herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       Term. The Term of the Lease is hereby extended for an additional seven (7) years commencing October 1, 2017 and expiring September 30, 2024 (the “Seventh Extended Term”), unless sooner terminated in accordance with the terms of this Lease.

2.       Base Rent. Tenant shall pay Base Rent to the Landlord during the Seventh Extended Term as follows:

Period	Total Monthly Base Rent Per Square Foot	Monthly NNN Base Rent
10/1/2017 – 9/30/2018	$0.85	$11,764.00
10/1/2018 – 9/30/2019	$0.88	$12,116.92
10/1/2019 – 9/30/2020	$0.90	$12,480.43
10/1/2020 – 9/30/2021	$0.93	$12,854.84
10/1/2021 – 9/30/2022	$0.96	$13,240.49
10/1/2022 – 9/30/2023	$0.99	$13,637.70
10/1/2023 – 9/30/2024	$1.01	$14,046.83

*Monthly Base Rent per square foot is rounded to the nearest penny and is provided for reference only.

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3.       Early Termination Right. Tenant shall have the one-time right to terminate this Lease effective as of the last day of the 36th month of the Seventh Extended Term if the Landlord is unable to accommodate Tenant’s growth by at least fifty percent (50%) by finding a different property which is price competitive and which provides for medical device and drug compliance in a cost effective manner (this right, the “Early Termination Right”). Tenant shall give Landlord at least nine (9) months prior written notice thereof if Tenant chooses to exercise its Early Termination Right. After Tenant provides notice to Landlord, then Landlord will have three months to provide potential, alternative spaces to Tenant to evaluate. If Tenant exercises its Early Termination Right, it shall not be subject to a termination penalty, and the Lease shall terminate and the parties shall have no further duties and obligations under the Lease or otherwise, except for those obligations that expressly survive termination. If Tenant does not exercise its Early Termination Right, the Lease shall remain in full force and effect for the remainder of the Seventh Extended Term.

4.       Tenant Improvements. Landlord shall, at Landlord’s sole cost and expense, replace the carpet in the office area and wrap the warehouse lights, using reasonable efforts not to disturb Tenant’s use of the Premises. Tenant shall be responsible for moving and relocating any furniture or equipment.

5.       Costs of Tenant Improvements. Notwithstanding anything to the contrary in the Lease and except as otherwise specifically provided in this Amendment, Tenant shall be responsible, at its sole cost and expense, for the cost of changes to the Premises, the Building or the Project required during the Term (or if any such requirement is enforced) under any existing, ordinance, regulation or requirement (including, without limitation, the Americans with Disabilities Act and Title 24 of the California Code of Regulations) of any governmental authority having jurisdiction over the Building as a result of any improvements or alterations to the Premises performed by or at the request of Tenant after the date of this Amendment. At the time of any improvements, which are approved by the Landlord, Landlord will inform Tenant of any relevant non-compliance with existing codes or regulations.

6. Notice. The Landlord’s address as set forth in the Lease is hereby deleted in its entirety and replaced by the following:

Landlord:

SSCOP Properties LLC

________________

________________

Attention:

7.       Previous Extension Options.  Tenant’s options or rights to extend the Term of the Lease are limited to those set forth in this Amendment. All of Tenant's previous rights and options to extend the Term set forth in the Lease, if any, shall be of no further force or effect.

8.       Entire Agreement. This Amendment, together with the Lease, represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the Premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

9.       Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

10.        Partial Invalidity. If any provision of this Amendment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Amendment shall remain in effect and shall be enforceable to the full extent permitted by law.

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11.        Authority to Execute. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

12.        Counterparts/Facsimile. This Amendment may be executed in counterparts and delivered via facsimile.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD: SSCOP PROPERTIES LLC a Delaware limited liability company By: G&W Ventures, LLC a California limited liability company Its Manager By: /s/ Matthew White Matthew T. White, Manager	TENANT: OCULUS INNOVATIVE SCIENCES, INC., a Delaware corporation By: /s/ Robert Miller Name: Robert Miller Its: CFO By: _____________ Name: ________ Its: __________

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